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                                                                   EXHIBIT 10.12

                              AMENDMENT NUMBER TWO

             TO THE LEASE BETWEEN A.C. NIELSEN COMPANY, AS LANDLORD
                      AND AMERITRADE HOLDING CORPORATION,
                     FORMERLY TRANSTERRA COMPANY, AS TENANT

                            COVERING THE PREMISES AT

                                 10202 F STREET
                                   OMAHA, NE

                            EXECUTED OCTOBER 5, 1995

     THIS AMENDMENT is made October     , 1997 between A.C. Nielsen Company,
150 North Martingale Road, Schaumburg, IL 60173 ("the Landlord") and Ameritrade Holding Corporation, formerly known as TransTerra Company, of 4211 South 102nd Street, Omaha, Nebraska 68127 ("the Tenant").

     By their signatures written below, the Landlord and the Tenant amend the Lease as follows:

     1.  Section 1.b.(1) is revised as follows:

     The renewal period ("Renewal Period") of the term of this Lease (the "Lease Term") shall commence on December 1, 1997. The commencement date ("Commencement Date") remains as defined in the Lease.

     2.  Section 1.b.(2) is revised as follows:

     The Lease Term shall end 24 months after December 1, 1997, or such earlier date as this Lease may terminate as provided herein (the "Expiration Date"). Notwithstanding this provision, Tenant shall have the one-time option, exercised by written notice to the Landlord given after December 1, 1998, to terminate the Lease effective six months after the written notification.

     3.  Section 2.a., Base Rent, is revised as follows:

     a.  Base Rent

     Except as modified by Section c. of this Article 2, beginning on December 1, 1997, Tenant shall pay Landlord rent (the "Base Rent") at the annual rate of One Hundred Eight Thousand Five Hundred Forty Two Dollars ($108,542.00), payable in equal monthly installments of Nine Thousand Forty Five and 16/100 Dollars ($9,045.16), in advance on the first day of each calendar month during the Lease Term, at Landlord's address set forth above, or at such other address as Landlord may specify by written notice to Tenant from time to time. This rental is based on an annual rental rate of Fourteen Dollars ($14.00) per rentable square foot.




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                                                                   EXHIBIT 10.12



     4.   Section 26 is revised as follows:

     26.  OPTION TO RENEW

     Providing Tenant is not, and has not been, in default under the terms of this Lease, the Landlord shall, not later than June 1, 1999, advise the Tenant in writing whether the Landlord will extend to the Tenant the right to renew the Lease for a further period to be mutually agreed between the Landlord and the Tenant, commencing upon the expiration hereof, upon the same terms and conditions as set out herein, save as to the rental rate which shall increase by 6% and to any further right of renewal. The Tenant shall have thirty days to accept or reject the Landlord's offer.

     5. Except to the extent modified by this Amendment, all of the terms and conditions of the Lease remain in effect as written and binding upon the parties.


Witness:                          A.C. NIELSEN COMPANY (Landlord)

/s/ Sandra M. Hovey               By:  /s/ Edward J. Riehl
-------------------                   ---------------------

                                  Name:  EDWARD J. RIEHL
                                       -------------------

                                  Title:  ASSISTANT SECRETARY
                                        ---------------------


Witness:                          AMERITRADE HOLDING
                                  CORPORATION (Tenant)

/s/ Robert G. Moore               By:  /s/ Joseph A. Konen
-------------------                   --------------------
Office Service Mgr.               Name:
                                        -----------------
                                  Title:    President
                                         ----------------